Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,061,840
Unrealized Gain (Loss) on Market Value of Futures	104,250
Dividend Income	39,714
Interest Income	120,540
ETF Transaction Fees	1,050
Total Income (Loss)	$7,327,394

Expenses
General Partner Management Fees	$61,949
Professional Fees	2,877
Brokerage Commissions	7,812
Non-interested Directors' Fees and Expenses	936
Prepaid Insurance Expense	519
Total Expenses	$74,093
Net Income (Loss)	$7,253,301

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$99,791,416
Additions (100,000 Shares)	2,242,682
Withdrawals (100,000 Shares)	(2,209,711)
Net Income (Loss)	7,253,301

Net Asset Value End of Month	$107,077,688
Net Asset Value Per Share (4,600,000 Shares)	$23.28

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596